Exhibit 99.1

KKR & Co. L.P. Announces First Quarter 2013 Results

Initiates quarterly distribution of 40% of balance sheet income

Strong investment appreciation drives meaningful economic net income

GAAP net income (loss) attributable to KKR & Co. L.P. was $193.4 million for the quarter ended March 31, 2013, up from $190.4 million for the quarter ended March 31, 2012.

Assets under management (“AUM”) totaled $78.3 billion as of March 31, 2013, up from $75.5 billion as of December 31, 2012.

Fee related earnings (“FRE”) were $88.0 million for the quarter ended March 31, 2013, up from $73.4 million for the quarter ended March 31, 2012.

Total distributable earnings were $290.6 million for the quarter ended March 31, 2013, up from $164.1 million for the quarter ended March 31, 2012.

Economic net income (loss) (“ENI”) was $647.7 million for the quarter ended March 31, 2013, down from $727.2 million for the quarter ended March 31, 2012.

After-tax ENI was $0.88 per adjusted unit for the quarter ended March 31, 2013, down from $0.99 per adjusted unit for the quarter ended March 31, 2012.

Book value was $7.1 billion on a segment basis as of March 31, 2013, representing $9.89 per adjusted unit.

KKR & Co. L.P. declares a first quarter distribution of $0.27 per common unit, which includes $0.09 per common unit of net realized principal investment income.

NEW YORK--(BUSINESS WIRE)--April 25, 2013--KKR & Co. L.P. (NYSE: KKR) today reported its first quarter 2013 results.

For the quarter ended March 31, 2013, the carrying value of KKR’s private equity investment portfolio appreciated 5.9% driving ENI of $647.7 million for the quarter ended March 31, 2013. This represented a decrease of $79.5 million or 10.9%, as compared to ENI of $727.2 million for the quarter ended March 31, 2012, primarily due to a lower level of investment income from our principal investments, partially offset by higher management and incentive fees. While the fair value of our principal investments increased during the first quarter of 2013, the level of appreciation was lower than in the comparable period of 2012.

AUM and fee paying assets under management (“FPAUM”) were $78.3 billion and $62.5 billion, respectively as of March 31, 2013, increasing 3.7% and 2.8% from December 31, 2012, respectively. The increase in AUM was primarily attributable to investment appreciation and new capital raised during the period, partially offset by distributions to limited partners of our investment funds. FPAUM was higher primarily due to new capital raised. During the first quarter of 2013, our North America Fund XI had new capital raised of approximately $900 million, which is included in both AUM and FPAUM.

KKR also announced a change to its distribution policy. Beginning with this quarter, KKR will distribute 40% of realized balance sheet income in addition to its traditional distribution of after-tax FRE and realized cash carry earned in each quarter. The quarterly distribution of 40% of realized balance sheet income will replace the annual, additional distribution that historically was announced with respect to fourth quarter earnings.

“We had a good start to the year with strong returns, cash flow generation, and balance sheet income,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “We continue to scale both our private equity and non-private equity businesses, growing our assets under management.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, after-tax ENI per adjusted unit, fee related EBITDA, total distributable earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP. See calculation and reconciliation of total distributable earnings under “Distribution Calculation.”

GAAP RESULTS

GAAP results for the quarter ended March 31, 2013 included net income attributable to KKR & Co. L.P. of $193.4 million and net income attributable to KKR & Co. L.P. per common unit of $0.69 on a diluted basis. For the quarter ended March 31, 2012, net income attributable to KKR & Co. L.P. was $190.4 million and net income attributable to KKR & Co. L.P. per common unit was $0.80 on a diluted basis. The increase was primarily due to higher fees and a decrease in compensation and benefits expense, partially offset by a lower level of investment appreciation, which is recorded in net gains (losses) from investment activities for the quarter ended March 31, 2013 compared to the quarter ended March 31, 2012.

SEGMENT RESULTS

Private Markets

AUM was $50.3 billion as of March 31, 2013, an increase of $1.2 billion, or 2.4%, compared to AUM of $49.1 billion as of December 31, 2012. The increase was primarily due to investment appreciation and to a lesser extent new capital raised, partially offset by distributions to limited partners of our private equity funds arising from realizations.

FPAUM was $41.2 billion as of March 31, 2013 unchanged from December 31, 2012. New capital raised was offset by distributions to the limited partners of our private equity funds arising from realizations and unfavorable changes in foreign exchange related to euro-denominated commitments and invested capital.

FRE was $40.7 million for the quarter ended March 31, 2013, an increase of $3.0 million, or 8.0%, compared to FRE of $37.7 million for the quarter ended March 31, 2012. The increase was primarily driven by higher monitoring fees and higher transaction fees resulting from closing more transaction fee-generating investments. These increases were partially offset by higher compensation expense due to additional headcount.

ENI was $266.7 million for the quarter ended March 31, 2013, an increase of $1.4 million compared to ENI of $265.3 million for the quarter ended March 31, 2012. The increase was primarily attributable to the increase in FRE discussed above.

Public Markets

AUM was $27.9 billion as of March 31, 2013, an increase of $1.5 billion, or 5.7%, compared to AUM of $26.4 billion as of December 31, 2012. FPAUM was $21.2 billion as of March 31, 2013, an increase $1.5 billion, or 7.6%, compared to FPAUM of $19.7 billion as of December 31, 2012. For both AUM and FPAUM, the increases were primarily attributable to net new capital raised as well as appreciation in the net asset value of certain investment vehicles.

FRE was $37.2 million for the quarter ended March 31, 2013, an increase of $21.8 million, or 141.6%, compared to FRE of $15.4 million for the quarter ended March 31, 2012. The increase was primarily due to (i) higher incentive fees earned, (ii) higher management fees related to new capital raised over the past twelve months and (iii) the acquisition of Prisma.

ENI was $49.1 million for the quarter ended March 31, 2013, an increase of $25.2 million, or 105.4%, compared to ENI of $23.9 million for the quarter ended March 31, 2012. The increase was primarily attributable to the increase in FRE discussed above and to a lesser extent higher net carried interest due to investment appreciation of certain carry-earning investment vehicles.

Capital Markets and Principal Activities

FRE was $10.1 million for the quarter ended March 31, 2013, a decrease of $10.1 million, or 50.0%, compared to FRE of $20.2 million for the quarter ended March 31, 2012. The decrease was primarily driven by a lower level of overall capital markets transaction activity.

ENI was $331.9 million for the quarter ended March 31, 2013, a decrease of $106.1 million, or 24.2%, compared to ENI of $438.0 million for the quarter ended March 31, 2012. The decrease was primarily attributable to a lower level of investment income. While the fair value of our principal investments increased during the first quarter of 2013, the level of appreciation was lower than in the comparable period of 2012.

CAPITAL AND LIQUIDITY

As of March 31, 2013, KKR had $2.0 billion of cash and short-term investments on a segment basis and $1.0 billion of outstanding debt obligations. KKR’s availability for borrowings was $750.0 million (reduced for an outstanding letter of credit), which does not include $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of March 31, 2013.

As of March 31, 2013, KKR’s portion of total uncalled commitments to its investment funds was $653.3 million, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
North America Fund XI	$231,500
European Fund III	172,800
2006 Fund	64,300
Infrastructure	30,300
Asian Fund	21,200
E2 Investors (Annex Fund)	14,000
Natural Resources	10,000
China Growth Fund	6,500
Other	10,800
Total Private Markets Commitments	561,400

Public Markets
Direct Lending Vehicles	38,800
Mezzanine Fund	31,600
Special Situations Vehicles	21,500
Total Public Markets Commitments	91,900

Total Uncalled Commitments	$653,300

DISTRIBUTION

A distribution of $0.27 per common unit has been declared, comprised of (i) $0.10 per common unit from after-tax FRE, (ii) $0.08 per common unit from realized cash carry, and (iii) $0.09 per common unit from net realized principal investment income. The distribution will be paid on May 21, 2013 to unitholders of record as of the close of business on May 6, 2013. Please refer to the changed distribution policy presented later in this release.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Thursday, April 25, 2013 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) and +1 (404) 537-3406 (non-U.S. callers), pass code 32116366, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $78.3 billion in assets under management as of March 31, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with fund investors through its client relationships and capital markets platform. KKR & Co. L.P. is publicly traded on the New York Stock Exchange (NYSE: KKR), and "KKR," as used in this release, includes its subsidiaries, their managed investment funds and accounts, and/or their affiliated investment vehicles, as appropriate. For additional information, please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, fee related EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from the acquisitions or strategic partnerships such as Prisma or Nephila; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2013	March 31, 2012
Revenues
Fees	$151,240	$116,307

Expenses
Compensation and Benefits	331,121	372,410
Occupancy and Related Charges	14,521	15,197
General, Administrative and Other	93,688	57,651
Total Expenses	439,330	445,258

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	2,269,817	3,086,865
Dividend Income	39,469	172,939
Interest Income	109,369	76,199
Interest Expense	(23,023)	(18,005)
Total Investment Income (Loss)	2,395,632	3,317,998

Income (Loss) Before Taxes	2,107,542	2,989,047

Income Taxes	9,356	17,072

Net Income (Loss)	2,098,186	2,971,975

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	24,623	5,272
Net Income (Loss) Attributable to
Noncontrolling Interests	1,880,124	2,776,267

Net Income (Loss) Attributable to KKR & Co. L.P.	$193,439	$190,436

Distributions Declared per KKR & Co. L.P. Common Unit	$0.27	$0.15

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.75	$0.83
Diluted (a)	$0.69	$0.80
Weighted Average Common Units Outstanding
Basic	257,044,184	229,099,335
Diluted (a)	282,042,521	237,832,106

(a)

KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED) (a)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Fees
Management and incentive fees:
Management fees	$152,963	$144,355	$128,643
Incentive fees	18,849	12,350	9,670
Management and incentive fees	171,812	156,705	138,313

Monitoring and transaction fees:
Monitoring fees	32,068	32,988	25,822
Transaction fees	40,299	76,840	44,298
Fee credits	(23,065)	(37,991)	(19,343)
Net monitoring and transaction fees	49,302	71,837	50,777

Total fees	221,114	228,542	189,090

Expenses
Compensation and benefits	75,162	76,001	62,724
Occupancy and related charges	13,322	13,763	14,461
Other operating expenses	44,630	52,799	38,549
Total expenses	133,114	142,563	115,734

Fee Related Earnings	88,000	85,979	73,356

Investment income (loss)
Realized carried interest	88,167	168,320	74,878
Unrealized carried interest	331,198	100,616	394,486
Gross carried interest	419,365	268,936	469,364
Less: allocation to KKR carry pool	(169,504)	(107,514)	(191,506)
Less: management fee refunds (b)	(9,216)	(8,712)	(40,708)
Net carried interest	240,645	152,710	237,150
Other investment income (loss)	320,198	110,236	419,907
Total investment income (loss)	560,843	262,946	657,057

Income (Loss) before noncontrolling interests
in Income of consolidated entities	648,843	348,925	730,413
Income (Loss) attributable to
noncontrolling interests	1,101	1,245	3,211

Economic Net Income (Loss)	$647,742	$347,680	$727,202

Provision for Income Taxes	20,117	10,632	43,383

Economic Net Income (Loss), After Taxes (c)	$627,625	$337,048	$683,819

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.88	$0.48	$0.99

Assets Under Management	$78,253,400	$75,527,500	$62,292,600
Fee Paying Assets Under Management	$62,454,100	$60,846,000	$47,226,500
Committed Dollars Invested and Syndicated Capital	$824,400	$1,715,700	$1,033,000
Uncalled Commitments	$16,207,300	$16,071,900	$11,015,100

Other Information
Fee Related Earnings	$88,000	$85,979	$73,356
Plus: depreciation and amortization	3,681	3,580	2,553
Fee Related EBITDA	$91,681	$89,559	$75,909

Distributed Earnings	$198,720	$179,412	$111,486
Plus: Undistributed net realized principal investment income	91,894	366,878	52,618
Total Distributable Earnings (c)	$290,614	$546,290	$164,104

GAAP interest expense	$23,023	$16,407	$18,005
Less: interest expense related to debt obligations
from investment financing arrangements	6,790	7,014	8,073
Core Interest Expense (c)	$16,233	$9,393	$9,932

(a)	Excludes a $27.4 million, $15.2 million and $16.3 million charge for non-cash equity based compensation during the quarters ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes certain non-recurring litigation charges of $12.5 million during the quarter ended March 31, 2013.

(b)	As of March 31, 2013, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.

(c)	See definitions for after-tax ENI, adjusted units, total distributable earnings, and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Fees
Management and incentive fees:
Management fees	$106,605	$104,804	$106,912
Incentive fees	-	-	-
Management and incentive fees	106,605	104,804	106,912

Monitoring and transaction fees:
Monitoring fees	32,068	32,988	25,822
Transaction fees	16,412	41,231	11,667
Fee credits	(21,009)	(37,721)	(17,706)
Net monitoring and transaction fees	27,471	36,498	19,783

Total fees	134,076	141,302	126,695

Expenses
Compensation and benefits	48,001	53,383	44,486
Occupancy and related charges	11,425	12,075	12,805
Other operating expenses	33,942	43,463	31,675
Total expenses	93,368	108,921	88,966

Fee Related Earnings	40,708	32,381	37,729

Investment income (loss)
Realized carried interest	88,167	168,320	74,878
Unrealized carried interest	310,799	86,976	379,627
Gross carried interest	398,966	255,296	454,505
Less: allocation to KKR carry pool	(161,344)	(102,058)	(185,562)
Less: management fee refunds	(9,216)	(8,712)	(40,708)
Net carried interest	228,406	144,526	228,235
Other investment income (loss)	(2,035)	1,158	1,652
Total investment income (loss)	226,371	145,684	229,887

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,079	178,065	267,616
Income (Loss) attributable to
noncontrolling interests	398	292	2,296

Economic Net Income (Loss)	$266,681	$177,773	$265,320

Assets Under Management	$50,340,400	$49,127,600	$45,986,400
Fee Paying Assets Under Management	$41,218,000	$41,173,000	$37,974,800
Committed Dollars Invested	$598,500	$1,220,800	$576,200
Uncalled Commitments	$14,560,900	$14,271,100	$9,596,700

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Fees
Management and incentive fees:
Management fees	$46,358	$39,551	$21,731
Incentive fees	18,849	12,350	9,670
Management and incentive fees	65,207	51,901	31,401

Monitoring and transaction fees:
Monitoring fees	-	-	-
Transaction fees	3,106	1,974	2,422
Fee credits	(2,056)	(270)	(1,637)
Net monitoring and transaction fees	1,050	1,704	785

Total fees	66,257	53,605	32,186

Expenses
Compensation and benefits	19,700	16,097	11,382
Occupancy and related charges	1,542	1,479	1,418
Other operating expenses	7,826	6,596	3,977
Total expenses	29,068	24,172	16,777

Fee Related Earnings	37,189	29,433	15,409

Investment income (loss)
Realized carried interest	-	-	-
Unrealized carried interest	20,399	13,640	14,859
Gross carried interest	20,399	13,640	14,859
Less: allocation to KKR carry pool	(8,160)	(5,456)	(5,944)
Less: management fee refunds	-	-	-
Net carried interest	12,239	8,184	8,915
Other investment income (loss)	62	30	(23)
Total investment income (loss)	12,301	8,214	8,892

Income (Loss) before noncontrolling interests
in Income of consolidated entities	49,490	37,647	24,301
Income (Loss) attributable to
noncontrolling interests	355	292	431

Economic Net Income (Loss)	$49,135	$37,355	$23,870

Assets Under Management	$27,913,000	$26,399,900	$16,306,200
Fee Paying Assets Under Management	$21,236,100	$19,673,000	$9,251,700
Committed Dollars Invested	$164,900	$226,400	$206,200
Uncalled Commitments	$1,646,400	$1,800,800	$1,418,400

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Fees
Management and incentive fees:
Management fees	$-	$-	$-
Incentive fees	-	-	-
Management and incentive fees	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-
Transaction fees	20,781	33,635	30,209
Fee credits	-	-	-
Net monitoring and transaction fees	20,781	33,635	30,209

Total fees	20,781	33,635	30,209

Expenses
Compensation and benefits	7,461	6,521	6,856
Occupancy and related charges	355	209	238
Other operating expenses	2,862	2,740	2,897
Total expenses	10,678	9,470	9,991

Fee Related Earnings	10,103	24,165	20,218

Investment income (loss)
Realized carried interest	-	-	-
Unrealized carried interest	-	-	-
Gross carried interest	-	-	-
Less: allocation to KKR carry pool	-	-	-
Less: management fee refunds	-	-	-
Net carried interest	-	-	-
Other investment income (loss)	322,171	109,048	418,278
Total investment income (loss)	322,171	109,048	418,278

Income (Loss) before noncontrolling interests
in Income of consolidated entities	332,274	133,213	438,496
Income (Loss) attributable to
noncontrolling interests	348	661	484

Economic Net Income (Loss)	$331,926	$132,552	$438,012

Syndicated Capital	$61,000	$268,500	$250,600

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended March 31, 2013
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,605	$46,358	$-	$152,963
Incentive fees	-	18,849	-	18,849
Management and incentive fees	106,605	65,207	-	171,812

Monitoring and transaction fees:
Monitoring fees	32,068	-	-	32,068
Transaction fees	16,412	3,106	20,781	40,299
Fee credits	(21,009)	(2,056)	-	(23,065)
Net monitoring and transaction fees	27,471	1,050	20,781	49,302

Total fees	134,076	66,257	20,781	221,114

Expenses
Compensation and benefits	48,001	19,700	7,461	75,162
Occupancy and related charges	11,425	1,542	355	13,322
Other operating expenses	33,942	7,826	2,862	44,630
Total expenses	93,368	29,068	10,678	133,114

Fee Related Earnings	40,708	37,189	10,103	88,000

Investment income (loss)
Realized carried interest	88,167	-	-	88,167
Unrealized carried interest	310,799	20,399	-	331,198
Gross carried interest	398,966	20,399	-	419,365
Less: allocation to KKR carry pool	(161,344)	(8,160)	-	(169,504)
Less: management fee refunds	(9,216)	-	-	(9,216)
Net carried interest	228,406	12,239	-	240,645
Other investment income (loss)	(2,035)	62	322,171	320,198
Total investment income (loss)	226,371	12,301	322,171	560,843

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,079	49,490	332,274	648,843
Income (Loss) attributable to
noncontrolling interests	398	355	348	1,101

Economic Net Income (Loss)	$266,681	$49,135	$331,926	$647,742

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended December 31, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$104,804	$39,551	$-	$144,355
Incentive fees	-	12,350	-	12,350
Management and incentive fees	104,804	51,901	-	156,705

Monitoring and transaction fees:
Monitoring fees	32,988	-	-	32,988
Transaction fees	41,231	1,974	33,635	76,840
Fee credits	(37,721)	(270)	-	(37,991)
Net monitoring and transaction fees	36,498	1,704	33,635	71,837

Total fees	141,302	53,605	33,635	228,542

Expenses
Compensation and benefits	53,383	16,097	6,521	76,001
Occupancy and related charges	12,075	1,479	209	13,763
Other operating expenses	43,463	6,596	2,740	52,799
Total expenses	108,921	24,172	9,470	142,563

Fee Related Earnings	32,381	29,433	24,165	85,979

Investment income (loss)
Realized carried interest	168,320	-	-	168,320
Unrealized carried interest	86,976	13,640	-	100,616
Gross carried interest	255,296	13,640	-	268,936
Less: allocation to KKR carry pool	(102,058)	(5,456)	-	(107,514)
Less: management fee refunds	(8,712)	-	-	(8,712)
Net carried interest	144,526	8,184	-	152,710
Other investment income (loss)	1,158	30	109,048	110,236
Total investment income (loss)	145,684	8,214	109,048	262,946

Income (Loss) before noncontrolling interests
in Income of consolidated entities	178,065	37,647	133,213	348,925
Income (Loss) attributable to
noncontrolling interests	292	292	661	1,245

Economic Net Income (Loss)	$177,773	$37,355	$132,552	$347,680

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended March 31, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,912	$21,731	$-	$128,643
Incentive fees	-	9,670	-	9,670
Management and incentive fees	106,912	31,401	-	138,313

Monitoring and transaction fees:
Monitoring fees	25,822	-	-	25,822
Transaction fees	11,667	2,422	30,209	44,298
Fee credits	(17,706)	(1,637)	-	(19,343)
Net monitoring and transaction fees	19,783	785	30,209	50,777

Total fees	126,695	32,186	30,209	189,090

Expenses
Compensation and benefits	44,486	11,382	6,856	62,724
Occupancy and related charges	12,805	1,418	238	14,461
Other operating expenses	31,675	3,977	2,897	38,549
Total expenses	88,966	16,777	9,991	115,734

Fee Related Earnings	37,729	15,409	20,218	73,356

Investment income (loss)
Realized carried interest	74,878	-	-	74,878
Unrealized carried interest	379,627	14,859	-	394,486
Gross carried interest	454,505	14,859	-	469,364
Less: allocation to KKR carry pool	(185,562)	(5,944)	-	(191,506)
Less: management fee refunds	(40,708)	-	-	(40,708)
Net carried interest	228,235	8,915	-	237,150
Other investment income (loss)	1,652	(23)	418,278	419,907
Total investment income (loss)	229,887	8,892	418,278	657,057

Income (Loss) before noncontrolling interests
in Income of consolidated entities	267,616	24,301	438,496	730,413
Income (Loss) attributable to
noncontrolling interests	2,296	431	484	3,211

Economic Net Income (Loss)	$265,320	$23,870	$438,012	$727,202

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of March 31, 2013
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$224,496	$20,132	$1,751,709		$1,996,337
Investments	-	-	4,634,383	(a)	4,634,383
Unrealized carry	897,747	37,178	-		934,925
Other assets	256,193	325,903	72,378		654,474
Total assets	$1,378,436	$383,213	$6,458,470		$8,220,119

Debt obligations	$-	$-	$1,000,000		$1,000,000
Other liabilities	88,962	23,300	18,961		131,223
Total liabilities	88,962	23,300	1,018,961		1,131,223

Noncontrolling interests	1,444	801	18,259		20,504

Book value	$1,288,030	$359,112	$5,421,250		$7,068,392

Book value per adjusted unit	$1.80	$0.50	$7.59		$9.89

As of December 31, 2012
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$358,237	$28,690	$1,147,360		$1,534,287
Investments	-	-	4,758,157		4,758,157
Unrealized carry	730,292	24,939	-		755,231
Other assets	207,047	280,472	62,119		549,638
Total assets	$1,295,576	$334,101	$5,967,636		$7,597,313

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	78,724	16,433	24,275		119,432
Total liabilities	78,724	16,433	524,275		619,432

Noncontrolling interests	1,339	739	18,619		20,697

Book value	$1,215,513	$316,929	$5,424,742		$6,957,184

Book value per adjusted unit	$1.72	$0.45	$7.70		$9.87

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of March 31, 2013
			Fair Value as
		Fair	a Percentage of
Investment	Cost	Value	Total Investments

Co-Investments in Portfolio Companies of
Private Equity Investment Vehicles:
Alliance Boots GmbH	195,640	445,082	9.6%
HCA Inc.	96,289	345,580	7.5%
The Nielsen Company B.V.	110,966	265,407	5.7%
Dollar General Corporation	37,733	211,028	4.6%
NXP B.V.	167,276	191,975	4.2%
Samson Resources Corporation	237,514	190,012	4.1%
KION Group GmbH	128,058	172,732	3.7%
ProSiebenSat.1 Media AG	226,913	142,646	3.1%
US Foods, Inc.	100,000	130,000	2.8%
Biomet, Inc.	151,444	121,155	2.6%
First Data Corporation	135,258	94,681	2.0%
Energy Future Holdings Corp.	200,000	10,000	0.2%
PagesJaunes Groupe S.A.	235,201	-	0.0%
	2,022,292	2,320,298	50.1%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	371,155	450,932	9.7%
KKR European Fund III L.P.	190,681	229,628	5.0%
KKR Asian Fund L.P.	77,033	102,601	2.2%
KKR European Fund II L.P.	63,819	56,074	1.2%
KKR Millennium Fund L.P.	56,463	46,671	1.0%
KKR E2 Investors, L.P.	10,418	19,824	0.4%
KKR North America Fund XI L.P.	18,287	19,358	0.4%
KKR European Fund L.P.	47,664	4,314	0.1%
KKR China Growth Fund L.P.	3,449	3,584	0.1%
Co-Investment Vehicles	490	592	0.0%
	839,459	933,578	20.1%

Private Equity Total	2,861,751	3,253,876	70.2%

Energy & Infrastructure Investment Strategies
Royalties and Drilling	112,925	121,898	2.6%
Infrastructure Fund	24,447	25,778	0.6%
Co-Investments	10,718	13,076	0.3%
Natural Resources	13,372	8,871	0.2%
Energy & Infrastructure Total	161,462	169,623	3.7%

Private Markets Total	3,023,213	3,423,499	73.9%

Public Markets Investment Strategies
Liquid Credit SMAs	187,163	197,572	4.3%
Long/Short Equities	100,000	112,172	2.4%
Credit Relative Value	65,000	69,583	1.5%
Direct Lending	30,424	34,485	0.7%
Special Situations	24,408	27,428	0.6%
Mezzanine Fund	12,560	15,481	0.3%
Public Markets Total	419,555	456,721	9.8%

Other	747,364	754,163	16.3%

Total Investments	$4,190,132	$4,634,383	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of March 31, 2013
			Fair Value as
			a Percentage
Investment	Cost	Fair Value	of Total Investments

Significant Aggregate Investments: (a)
Alliance Boots GmbH	$228,769	$513,427	11.1%
HCA Inc.	117,624	411,104	8.9%
Dollar General Corporation	52,359	279,391	6.0%
The Nielsen Company B.V.	110,966	265,407	5.7%
	509,718	1,469,329	31.7%

Other investments	3,680,414	3,165,054	68.3%
Total Investments	$4,190,132	$4,634,383	100.0%

(a)	The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of March 31, 2013. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2013

December 31, 2012	$49,127,600	$26,399,900		$75,527,500
New Capital Raised	967,200	1,531,500		2,498,700
Distributions	(1,832,000)	(679,700)	(b)	(2,511,700)
Foreign Exchange	(23,600)	-		(23,600)
Change in Value	2,101,200	661,300		2,762,500
March 31, 2013	$50,340,400	$27,913,000		$78,253,400

Trailing Twelve Months Ended March 31, 2013

March 31, 2012	$45,986,400	$16,306,200		$62,292,600
New Capital Raised	8,267,800	4,256,200		12,524,000
Acquisitions (a)	-	8,086,900		8,086,900
Distributions	(10,104,700)	(2,101,100)	(c)	(12,205,800)
Net Changes in Fee Base of Certain Funds (d)	(1,327,900)	-		(1,327,900)
Foreign Exchange	(58,800)	-		(58,800)
Change in Value	7,577,600	1,364,800		8,942,400
March 31, 2013	$50,340,400	$27,913,000		$78,253,400

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2013

December 31, 2012	$41,173,000	$19,673,000		$60,846,000
New Capital Raised	961,800	1,531,300		2,493,100
Distributions	(841,100)	(536,500)	(b)	(1,377,600)
Foreign Exchange	(103,700)	-		(103,700)
Change in Value	28,000	568,300		596,300
March 31, 2013	$41,218,000	$21,236,100		$62,454,100

Trailing Twelve Months Ended March 31, 2013

March 31, 2012	$37,974,800	$9,251,700		$47,226,500
New Capital Raised	8,354,700	4,019,400		12,374,100
Acquisitions (a)	-	8,078,400		8,078,400
Distributions	(1,807,200)	(1,345,500)	(c)	(3,152,700)
Net Changes in Fee Base of Certain Funds (d)	(3,205,400)	-		(3,205,400)
Foreign Exchange	(156,000)	-		(156,000)
Change in Value	57,100	1,232,100		1,289,200
March 31, 2013	$41,218,000	$21,236,100		$62,454,100

(a)	Represents AUM and FPAUM of Prisma as of October 1, 2012, the date of acquisition. These figures exclude new capital raised and distributions since the acquisition.
(b)	Includes $345.7 million of redemptions by fund investors.
(c)	Includes $767.5 million of redemptions by fund investors.
(d)	Represents the impact of including certain funds entering the post-investment period including KKR 2006 Fund L.P.

KKR
INVESTMENT VEHICLE SUMMARY* (UNAUDITED)
As of March 31, 2013
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
North America Fund XI	9/2012	9/2018	$7,230.7	$6,784.4	3.5%	$446.3	$-	$446.3	$473.4
China Growth Fund	11/2010	11/2016	1,010.0	692.4	1.0%	317.6	-	317.6	331.6
E2 Investors (Annex Fund)	8/2009	11/2013	345.0	190.8	4.3%	154.2	-	154.2	314.2
European Fund III	3/2008	3/2014	6,065.5	2,361.6	4.6%	3,703.9	-	3,703.9	4,526.6
Asian Fund	7/2007	4/2013	3,983.2	584.0	2.5%	3,399.2	793.3	2,926.2	5,325.7
2006 Fund	9/2006	9/2012	17,642.2	1,293.5	2.1%	16,348.7	9,668.9	10,330.0	15,028.7
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	2,390.2	3,975.2	4,867.2
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	9,148.5	2,302.5	3,620.3
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,720.0	-	51.6
Total Private Equity Funds			51,112.8	11,906.7		39,206.1	30,720.9	24,155.9	34,539.3

Co-Investment Vehicles	Various	Various	2,133.5	207.1	Various	1,926.4	2,080.8	1,352.9	1,944.3
Total Private Equity			53,246.3	12,113.8		41,132.5	32,801.7	25,508.8	36,483.6

Energy & Infrastructure
Natural Resources Fund	Various	Various	1,222.6	649.7	Various	572.9	35.2	559.1	387.3
Global Energy Opportunities	Various	Various	1,011.0	900.3	Various	110.7	-	110.7	97.7
Infrastructure Fund	Various	Various	1,041.2	644.5	4.8%	396.7	1.7	396.7	415.1
Infrastructure Co-Investments	Various	Various	1,357.1	252.6	Various	1,104.5	167.8	1,104.5	1,378.5
Energy & Infrastructure Total			4,631.9	2,447.1		2,184.8	204.7	2,171.0	2,278.6

Private Markets Total			57,878.2	14,560.9		43,317.3	33,006.4	27,679.8	38,762.2

Public Markets

Special Situations Vehicles	Various	Various	2,119.5	500.4	Various	1,619.1	260.1	1,566.8	1,895.0
Mezzanine Fund	3/2010	8/2015	987.0	695.1	4.6%	291.9	48.8	291.9	339.5
Direct Lending Vehicles	Various	Various	668.5	450.9	Various	217.6	4.1	217.6	234.8

Public Markets Total			3,775.0	1,646.4		2,128.6	313.0	2,076.3	2,469.3

Grand Total			$61,653.2	$16,207.3		$45,445.9	$33,319.4	$29,756.1	$41,231.5

*	Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012

FRE (a)	$88,000	$85,979	$73,356
Realized cash carry	52,900	100,992	44,927
Net realized principal investment income	153,156	366,878	52,618
Less: local income taxes	(2,341)	(6,314)	(3,586)
Less: noncontrolling interests	(1,101)	(1,245)	(3,211)
Total Distributable Earnings	290,614	546,290	164,104

Less: Undistributed net realized principal investment income	(91,894)	(366,878)	(52,618)

Distributed Earnings	198,720	179,412	111,486

Distributed Earnings to KKR & Co. L.P. (b)	75,749	66,275	37,800

Less: estimated current corporate income taxes	(6,376)	(8,525)	(4,022)

Distributed Earnings to KKR & Co. L.P., After Taxes	69,373	57,750	33,778

Additional Distribution (c)	-	119,081	-

Total Distribution to KKR & Co. L.P.	$69,373	$176,831	$33,778

Distribution per KKR & Co. L.P. common unit	$0.27	$0.70	$0.15

Components of Distribution per KKR & Co. L.P. common unit

After-tax FRE	$0.10	$0.08	$0.08
Realized Cash Carry	$0.08	$0.15	$0.07
Distributed Net Realized Principal Investment Income / Other	$0.09	$0.47	$-

Outstanding KKR & Co. L.P. common units	261,781,303	253,363,691	231,698,206

(a)	See Exhibit A for a reconciliation of such measure to financial results prepared in accordance with GAAP.

(b)	Represents the amount of distributed earnings allocable to KKR & Co. L.P. based on its ownership in the KKR business.

(c)	Additional distribution was calculated for certain taxes in respect of 2012 and prior years.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business and 40% of the net cash proceeds from realized principal investments, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) a percentage of net realized principal investment income. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses and is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE; plus (ii) segment investment income (loss), which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to unitholders as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Net realized principal investment income refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense, in each case generated by KKR’s principal investments held on or through KKR’s balance sheet in our Capital Markets and Principal Activities segment. This is a term to describe a portion of KKR’s quarterly distribution.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and also assess amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings L.P.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.75	$0.39	$0.83
Weighted Average Common Units Outstanding	257,044,184	249,303,558	229,099,335
Net income (loss) attributable to KKR & Co. L.P.	193,439	96,728	190,436
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	334,112	170,256	404,191
Plus: Non-cash equity based charges	81,650	70,170	114,341
Plus: Amortization of intangibles and other, net	29,185	4,898	1,162
Plus: Income taxes	9,356	5,628	17,072
Economic net income (loss)	647,742	347,680	727,202
Less: Provision for income taxes	20,117	10,632	43,383
Economic net income (loss) after taxes	627,625	337,048	683,819
Weighted Average Adjusted Units	711,229,881	704,805,537	692,097,188
Economic net income (loss) after taxes per adjusted unit	$0.88	$0.48	$0.99

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE RELATED EBITDA, AND TOTAL DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Net income (loss) attributable to KKR & Co. L.P.	$193,439	$96,728	$190,436
Plus: Net income (loss) attributable to noncontrolling
interests held by KKR Holdings L.P.	334,112	170,256	404,191
Plus: Non-cash equity based charges	81,650	70,170	114,341
Plus: Amortization of intangibles and other, net	29,185	4,898	1,162
Plus: Income taxes	9,356	5,628	17,072
Economic net income (loss)	647,742	347,680	727,202
Plus: Income attributable to segment noncontrolling interests	1,101	1,245	3,211
Less: Investment income (loss)	560,843	262,946	657,057
Fee related earnings	88,000	85,979	73,356
Plus: depreciation and amortization	3,681	3,580	2,553
Fee related EBITDA	$91,681	$89,559	$75,909
Less: depreciation and amortization	3,681	3,580	2,553
Plus: Realized carried interest, net of allocation to KKR carry pool	52,900	100,992	44,927
Plus: Net realized principal investment income	153,156	366,878	52,618
Less: Local income taxes and noncontrolling interests	3,442	7,559	6,797
Total distributable earnings	$290,614	$546,290	$164,104

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	March 31, 2013	December 31, 2012

KKR & Co. L.P. partners’ capital	$2,156,069	$2,004,359

Noncontrolling interests held by KKR Holdings L.P.	4,950,914	4,981,864

Equity impact of KKR Management Holdings Corp. and other	(38,591)	(29,039)

Book value	7,068,392	6,957,184

Adjusted units	714,680,891	704,780,484

Book value per adjusted unit	$9.89	$9.87

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS) (UNAUDITED)
(Amounts in thousands)

	As of	As of
	March 31, 2013	December 31, 2012

Cash and cash equivalents	$1,500,672	$1,230,464

Liquid short-term investments	495,665	303,823

Cash and short-term investments	$1,996,337	$1,534,287

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Weighted Average GAAP Common Units Outstanding - Basic	257,044,184	249,303,558	229,099,335
Weighted Average Unvested Common Units(a)	24,998,337	18,888,570	8,732,771
Weighted Average GAAP Common Units Outstanding - Diluted	282,042,521	268,192,128	237,832,106
Adjustments:
Weighted Average KKR Holdings Units(b)	429,187,360	436,613,409	454,265,082
Weighted Average Adjusted Units	711,229,881	704,805,537	692,097,188

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	March 31, 2013	December 31, 2012
GAAP Common Units Outstanding - Basic	261,781,303	253,363,691
Unvested Common Units(a)	27,919,623	18,863,517
GAAP Common Units Outstanding - Diluted	289,700,926	272,227,208
Adjustments:
KKR Holdings Units(b)	424,979,965	432,553,276
Adjusted Units	714,680,891	704,780,484

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
+1-212-750-8300
media@kkr.com